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                                   EXHIBIT 99

         FutureLink to Acquire Two Leading Platinum Citrix Integrators,
                   Enhancing its Position as North America's
                      Leading Application Service Provider

             Acquisitions will Expand Company to 285 Employees and
                        $40M plus in Annualized Revenues

IRVINE, CALIF., SEPTEMBER 8, 1999 -- Raghu Kilambi, FutureLink's CFO, is pleased to announce that FutureLink Distribution Corp. (NASD-OTC-BB:FLNK), a leading application service provider (ASP), has signed definitive agreements to acquire two leading Citrix Systems server-based computing integrators for $33 million in stock and cash consideration, including $4 million in potential stock earn out consideration for meeting performance goals. Closing of the transactions is scheduled for October 31, 1999 and is subject to completion of due diligence and financing contingencies.

Upon completion of the acquisitions of Async Technologies, Inc. (ATI) of Detroit and CN Networks, Inc. operating as Computer Networks, Inc. (CNI) of Pleasanton, Calif., FutureLink will add 47 employees in seven offices (including San Francisco, Detroit and Chicago), a blue-chip client base that includes Ford, General Motors, DaimlerChrysler, National Semiconductor, Silicon Graphics and Alcoa, and $15 million plus in annualized revenues to FutureLink's fast-growing corporate and hosted ASP businesses. When the ATI, CNI and the June 1999 announced acquisition of Micro Visions transactions are completed by the fourth quarter of 1999, FutureLink will have 285 employees and annualized revenues of $40 million plus.

The closing of the acquisitions will add to FutureLink's growing brain trust of server-based computing experts, giving the company one of the world's largest staff of professionals focused on implementing Citrix (NASDAQ: CTXS) server-based ASP solutions. FutureLink's Citrix-based ASP solutions allow computer users to access virtually any application, across any type of network connection via any type of client hardware.

FutureLink implements ASP solutions in two ways. In Corporate ASP installations, FutureLink builds corporate server farms and provides Citrix solutions integration services. With Corporate ASP solutions, customers manage server farms, and provide ASP services to internal users using internal IT staff and FutureLink on a consulting basis. FutureLink's Hosted ASP services are managed by FutureLink staff from FutureLink data centers with application capabilities provided to customers via dedicated telecom bandwidth and/or the Internet. FutureLink's hosted ASP customers receive services ranging from usage of a single application through complete desktop solutions, typically for a flat monthly, per-seat fee.

Under terms of the agreement with ATI, total consideration to be paid is approximately $6 million in cash, $10 million in FutureLink common shares upon closing with an additional $4 million in common shares earnable for achievement of specified goals. Under terms of the agreement with CNI, total consideration is approximately $4 million in cash and $9 million in FutureLink common shares upon closing. FutureLink has paid approximately $1 million in deposit consideration in conjunction with the execution of the two definitive agreements.

These transactions follow FutureLink's merger agreement with Micro Visions of Irvine, California announced in June. Micro Visions is North America's leading Citrix integrator. That transaction is slated to close shortly.

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"These acquisitions will give FutureLink the largest pool of integration specialists who can implement server-based computing solutions, allowing us to successfully accommodate rapidly increasing customer demand for our corporate and hosted ASP services," said FutureLink's Executive Chairman, Phil Ladouceur. "We also have a strong base now from which to expand our business globally."

"FutureLink has the right business model, channel strategy and team to define and lead the ASP industry into the new millennium," said ATI's President Matthew Schumacher. "We are pleased to join the FutureLink team in shaping how businesses will access applications in the future."

"The application service provider model demands a keen technical understanding of server-based computing technologies and system integration methodologies," said William Botti, president of CNI "No company has more experience or expertise in helping companies advance to this new computing model than FutureLink."

Philip Ladouceur, FutureLink's executive chairman and interim chief executive officer (CEO) continues to serve as CEO of FutureLink. Glen Holmes, founder and CEO of Micro Visions continues to run FutureLink's operations as President. Matthew Schumacher, founder and CEO of ATI and William Botti, founder and CEO of CNI will join FutureLink's management team. The combined company will continue to be named FutureLink and be headquartered in Irvine, California.

ABOUT ASYNC TECHNOLOGIES, INC.

Founded in 1991 and based in Detroit, Async Technologies, Inc. is the leading Citrix reseller and integrator in the Midwest with 24 employees and 1998 revenues of $6 million and was profitable. Async was North America's #7 Citrix integrator in 1998 and one of the top 10 Citrix resellers in 1997. Async was also named the third fastest growing private company in the state of Michigan in 1999. In addition to its Detroit headquarters, the company has offices in Chicago, Cincinnati, Cleveland, Columbus, Indianapolis and Pittsburgh.

ABOUT CN NETWORKS, INC.

Founded in 1991 and based in Pleasanton, Calif., CN Networks, Inc. is one of North America's top 10 Citrix resellers ranking #4 in 1997 and #6 in 1998. Profitable every year since inception, CNI is a leading systems integrator with 23 employees and 1998 revenues of $5.5 million. The company is focused on providing server-based computing solutions in the San Francisco area. Computer Networks, Inc, was ranked as a fast growth company being listed on Inc. Magazine's 500 list for 1997 (#488) and 1998 (#470) and as #65 on the San Francisco Business Times 1998 list of growth bay area companies.

ABOUT FUTURELINK DISTRIBUTION CORP.

FutureLink is a founder and leader of the Application Services Provider (ASP) industry. According to Forrester Research Inc., the application outsourcing market is projected to reach $20 billion by 2001. FutureLink provides small and mid-sized businesses (10-1,000 employees) with off-site, Internet-based computing, allowing subscribers to minimize hardware/software upgrade cycles, precisely control total cost of technology ownership and focus on their core businesses.

FutureLink, "The Computer Utility Company," offers computer and information service as transparently and reliably as today's utilities deliver electricity, water and telephone services. FutureLink's expertise in application hosting on a monthly subscription basis, outsourcing and facility management, and business practices consulting enables the company to offer an all-inclusive, trouble-free computing service.

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With the announced acquisition of Micro Visions, set to close by the fourth quarter, FutureLink becomes the #1 Citrix reseller and integrator of server-based computing systems, which form the foundation of FutureLink's ASP Computer Utility Service. This allows FutureLink's ASP subscribers to access virtually any software application, across any type of network connection via any type of client hardware at a predictable monthly price.

Headquartered in Irvine, California, FutureLink delivers its integrated ASP services exclusively through its channel partners throughout North America. For more information, please contact FutureLink toll-free at (877) 216-6001; e-mail: sales@futurelink.net; or visit the FutureLink Web site at http://www.futurelink.net.

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This news release contains forward-looking statements based on current expectations, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risk factors set forth above and elsewhere in this news release. The cautionary statements made in this news release should be read as being applicable to all forward-looking statements wherever they appear in the this news release.



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